Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES APRIL SALES RESULTS

HUDSON, OH — May 4, 2006 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that April net sales decreased 1.1% to $130.1 million versus $131.5 million in the same period last year. April same-store sales decreased 5.4% compared to a same-store sales increase of 4.1% last year.

For the first quarter ended April 29, 2006, net sales increased 0.9% to $424.4 million from $420.7 million in the prior year. Same-store sales for the quarter decreased 3.9% versus a 0.6% same-store sales increase for the same period last year.

First Quarter Conference Call

On May 15, 2006, the company will announce earnings for its first quarter of fiscal 2007. In conjunction with the first quarter earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the internet at 4:30 PM Eastern Time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 664 Jo-Ann Fabrics and Crafts traditional stores and 164 Jo-Ann superstores.